                            REORGANIZATION AGREEMENT
                            ------------------------

         This Agreement ("Agreement") is made as of December 31, 1998 among Building Materials Corporation of America, doing business as GAF Materials Corporation, a Delaware corporation ("BMCA"), and each of the following Delaware corporations, each a newly formed, wholly-owned subsidiary of BMCA: Building Materials Investment Corporation ("BMIC") and Building Materials Manufacturing Corporation ("BMMC" and, together with BMIC, each individually, a "Subsidiary" and collectively the "Subsidiaries").

                                    RECITALS:
                                    ---------

         A. BMCA is engaged in the operation of a building materials business.

         B. BMCA has determined for various business reasons that it is desirable to transfer certain assets to the Subsidiaries in a transaction qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended, in consideration for the assumption of certain related liabilities and other obligations by the Subsidiaries and their issuance of shares of their common stock to BMCA.

         C. The Subsidiaries wish to acquire such assets from BMCA and assume such related liabilities and other obligations pursuant to the terms of this Agreement.

                                   AGREEMENTS:
                                   -----------

         Subject to the terms and conditions hereof, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.       TRANSFER OF ASSETS AND LIABILITIES AND ISSUANCE OF COMMON STOCK
         ---------------------------------------------------------------

At the Closing (as hereinafter defined):

         1.1. BMCA shall sell, assign, transfer and convey to each of the Subsidiaries the assets described in the Assignment and Assumption Agreement applicable to each such Subsidiary, attached hereto as Exhibits A and B, respectively, and each of the Subsidiaries shall accept such assets.

         1.2. In consideration for the transfer of the assets, each of the Subsidiaries shall:

                  (i) assume the liabilities set forth in the Assignment and Assumption Agreement applicable to such Subsidiary;

                  (ii) issue ten (10) shares of its common stock, par value $.001 per share, to BMCA, which shares shall be fully paid and nonassessable and are registered in the name of BMCA and represent all of the issued and outstanding shares of capital stock of such Subsidiary; and

                  (iii) guarantee or assume those obligations as set forth in the Supplement to the Subsidiary Guaranty and Supplemental Indentures applicable to such Subsidiary, in substantially the form attached hereto as Exhibit C.

         The transactions contemplated by this Article I are hereinafter referred to as the "Transactions."

II.      THE CLOSING
         -----------

                  2.1. Place and Time. The closing of the Transactions (the "Closing") shall be held at the executive offices of BMCA at 1361 Alps Road, Wayne, New Jersey, on January 1, 1999.

                  2.2. Documents to be Delivered at the Closing. The following documents or certificates shall be delivered at the Closing:

                  (i) an executed Assignment and Assumption Agreement relating to the assets to be transferred to, and the liabilities and obligations to be assumed by, each Subsidiary;

                  (ii) a certificate representing ten (10) fully paid and nonassessable shares of common stock of each Subsidiary duly issued in the name of BMCA; and

                  (iii) a copy of the Subsidiary Guaranty and Supplemental Indentures being entered into by each Subsidiary.


III.     TRANSITION SERVICES INTERIM ARRANGEMENT
         ---------------------------------------

         Notwithstanding anything to the contrary herein, BMCA and BMMC acknowledge that it may be impractical or impossible for BMCA to vest legal title in and to all of the assets or full legal rights in all of the contracts, permits and other agreements to be sold, assigned, transferred and conveyed to BMMC in accordance with the terms of this Agreement because of the need to obtain necessary consents, approvals, amendments or other steps required to accomplish such vesting. Therefore the parties agree that for a three month period commencing on January 1, 1999 ("Interim Period"), BMCA shall continue to operate all such assets, and to exercise all rights and perform all obligations under all such contracts, permits and other agreements on behalf of BMMC. BMMC shall reimburse BMCA promptly after request by BMCA for all reasonable costs of such operation of assets and continued exercise of rights and performance of obligations under contracts, permits and other agreements. In addition, BMMC shall pay to BMCA a service fee of $250,000 for performance of such services during the Interim Period. BMCA and BMMC agree that the Interim Period may be extended for an additional three months upon agreement by both parties. In such an event, in addition to the reimbursement of expenses, BMMC shall pay a service fee of $250,000 for said additional three month period.

IV.      LIMITATION OF LIABILITY AND INDEMNIFICATION
         -------------------------------------------

         4.1 Disclaimer by BMCA. Each of the Subsidiaries acknowledges that the respective assets are transferred to it on an "AS IS, WHERE IS" basis and without any representations or warranties of any kind whatsoever, except as follows:

                  (i) BMCA is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has taken all action, corporate and otherwise, to authorize the execution, delivery and performance of this Agreement and the documents delivered pursuant to Article II; and

                  (ii) BMCA warrants that each of the Subsidiaries shall, at the Closing, acquire such title to the assets transferred to it as BMCA had immediately prior to such transfer, subject to any and all outstanding claims, liens, encumbrances, security interests and other interests existing at the beginning of business on January 1, 1999 and subject to
         Article III hereof.

         4.2. Indemnification by BMCA as to Certain Liabilities BMCA and the Subsidiaries acknowledge that none of the Subsidiaries has assumed or shall be liable for any liabilities or obligations, contingent or otherwise, arising out of or as a result of the transactions contemplated hereby, except for those liabilities and obligations expressly assumed in the Assignment and Assumption Agreement, Subsidiary Guaranty and Supplemental Indentures executed and delivered by such Subsidiary. BMCA hereby agrees to indemnify, defend and hold harmless each of the Subsidiaries from and against any and all liabilities, costs and expenses in connection with any investigations, claims, actions, suits or proceedings arising out of or resulting from the ownership of any assets prior to the Closing by BMCA, except for those expressly assumed by such Subsidiary in the Assignment and Assumption Agreement signed by it. If any Subsidiary shall receive notice of any such investigation, claim, action, suit or proceeding, it shall promptly notify BMCA and BMCA shall be obligated to defend or settle the same through its own counsel and at its own expense, but each of the Subsidiaries shall provide any cooperation reasonably requested by BMCA upon receipt of reasonable assurance from BMCA, as the case may be, that it will reimburse the reasonable cost of such cooperation.

V.       FURTHER DOCUMENTS
         -----------------

         The parties hereto agree to execute, deliver and perform from time to time such other and further acts, deeds and documents as shall be necessary or appropriate for better vesting of, and evidencing title to, or permitting use of, the assets transferred pursuant to this Agreement to the Subsidiaries.

VI.      FINAL AGREEMENT
         ---------------

         This Agreement contains the final, complete and exclusive statement of the agreement among the parties with respect to the transactions contemplated hereby and all prior or contemporaneous oral and all prior written agreements with respect to the subject matter hereof are hereby superseded.

         No modification or amendment hereof shall be effective unless in writing and duly executed by each of the parties hereto. No failure of any party to enforce any provisions hereof or to resort to any remedy or to exercise any one or more alternate remedies and no delay in enforcing, resorting to or exercising any remedy shall constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof or to resort to any one or more of such rights or remedies on account of any such ground then existing or which may subsequently occur.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any person or entity other than to a party herein.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           BUILDING MATERIALS CORPORATION OF AMERICA


                           By: /s/ Sunil Kumar
                              -------------------------------------------------
                              Name:
                              Title:


                           BUILDING MATERIALS INVESTMENT CORPORATION

                           By: /s/ Sunil Kumar
                              -------------------------------------------------
                              Name:
                              Title:


                           BUILDING MATERIALS MANUFACTURING CORPORATION


                           By: /s/ Sunil Kumar
                              -------------------------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT A
                                                                       ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         This Assignment and Assumption Agreement is made as of January 1, 1999 by and between Building Materials Corporation of America, a Delaware corporation ("BMCA"), and Building Materials Investment Corporation ("BMIC"), a Delaware corporation ("Subsidiary").

         WHEREAS, BMCA has determined for various business reasons that it is desirable to transfer certain of its assets, rights and properties to Subsidiary, in a transaction qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Subsidiary desires to acquire such assets, rights and properties from BMCA and assume certain liabilities and other obligations related thereto.

         NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Conveyance of Assets
         --------------------

         BMCA hereby sells, assigns, transfers and conveys to Subsidiary (the "conveyance") all of its right, title and interest in and to the assets listed, on Schedule 1 attached hereto (the "Assets").

2.       Acceptance and Assumption
         -------------------------

         Subsidiary hereby accepts such conveyance of the Assets and assumes the proper, full and timely payment and performance of all the liabilities, contingent or otherwise, of BMCA described in Schedule 2 attached hereto (the "Assumed Liabilities").

3.       Representations and Warranties
         ------------------------------

         The Assets are conveyed hereunder on an "AS IS, WHERE IS" basis, without any representations or warranties whatsoever, except as follows:

                  A. BMCA is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has taken all action, corporate and otherwise, to authorize the execution, delivery and performance of this Assignment and Assumption Agreement.

                  B. BMCA warrants that Subsidiary shall have and hold such title to the Assets transferred, to each of them as BMCA had immediately prior to their transfer, subject to any and all outstanding claims, liens, encumbrances, security interests and other interests existing as of the beginning of business on January 1, 1999.

4.       Indemnification
         ---------------

         Subsidiary shall indemnify, defend and hold harmless BMCA, and its other subsidiaries from and against any and all of the Assumed Liabilities and all liabilities, costs and expenses in connection with any investigations, claims, actions, suits or proceedings arising out of or resulting from the Assumed Liabilities on and after January 1, 1999. If BMCA shall receive notice of any such investigation, claim, action, suit or proceeding, it shall promptly notify Subsidiary which shall be entitled and obligated to defend or settle the same through its own counsel and at its own expense, but BMCA, as the case may be, shall provide any cooperation reasonably requested by Subsidiary upon receipt of reasonable assurance from Subsidiary that it will reimburse the reasonable cost of such cooperation

         Subsidiary disclaims any assumption or other responsibility for the liabilities and continuing obligations of BMCA, other than those expressly assumed herein or in the Subsidiary Guaranties and Supplemental Indentures executed by it and attached to the Reorganization Agreement and shall be indemnified against such liabilities and obligations by BMCA to the extent provided in Section 4.2 of the Reorganization Agreement.

5.       Further Documentation
         ---------------------

         BMCA agrees to execute, upon the request of Subsidiary, such other and further specific documents as may be reasonably required to evidence the title of Subsidiary and its right to use the Assets in its business including, but not limited to, any instruments necessary or appropriate to record or register title to such Assets or to evidence the consent or approval of government agencies or other third parties to the exercise by Subsidiary of the rights of Subsidiary with respect to such Assets.

         IN WITNESS WHEREOF, this Assignment and Assumption Agreement is executed as of January 1, 1999.


                           BUILDING MATERIALS CORPORATION OF AMERICA


                           By:
                              -------------------------------------------------
                              Name:
                              Title:


                           BUILDING MATERIALS INVESTMENT CORPORATION


                           By:
                              -------------------------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT B
                                                                       ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         This Assignment and Assumption Agreement is made as of January 1, 1999 by and between Building Materials Corporation of America, a Delaware corporation ("BMCA"), and Building Materials Manufacturing Corporation ("BMMC"), a Delaware corporation ("Subsidiary").

         WHEREAS, BMCA has determined for various business reasons that it is desirable to transfer certain of its assets, rights and properties to Subsidiary, in a transaction qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Subsidiary desires to acquire such assets, rights and properties from BMCA and assume certain liabilities and other obligations related thereto.

         NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Conveyance of Assets
         --------------------

         BMCA hereby sells, assigns, transfers and conveys to Subsidiary (the "conveyance") all of its right, title and interest on and to the assets listed in Schedule 1 attached hereto (the "Assets").

2.       Acceptance and Assumption
         -------------------------

         Subsidiary hereby accepts such conveyance of the Assets and assumes the proper, full and timely payment and performance of all the liabilities, contingent or otherwise, of BMCA described in Schedule 2 attached hereto (the "Assumed Liabilities").

3.       Representations and Warranties
         ------------------------------

         The Assets are conveyed hereunder on an "AS IS, WHERE IS" basis, without any representations or warranties whatsoever, except as follows:

                  A. BMCA is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has taken all action, corporate and otherwise, to authorize the execution, delivery and performance of this Assignment and Assumption Agreement.

                  B. BMCA warrants that Subsidiary shall have and hold such title to the assets transferred, to each of them as BMCA had immediately prior to their transfer, subject to any and all outstanding claims, liens, encumbrances, security interests and other interests existing as of the beginning of business on January 1, 1999.

4.       Indemnification
         ---------------

         Subsidiary shall indemnify, defend and hold harmless BMCA, and its other subsidiaries from and against any and all of the Assumed Liabilities and all liabilities, costs and expenses in connection with any investigations, claims, actions, suits or proceedings arising out of or resulting from the Assumed Liabilities on and after January 1, 1999. If BMCA shall receive notice of any such investigation, claim, action, suit or proceeding, it shall promptly notify Subsidiary which shall be entitled and obligated to defend or settle the same through its own counsel and at its own expense, but BMCA, as the case may be, shall provide any cooperation reasonably requested by Subsidiary upon receipt of reasonable assurance from Subsidiary that it will reimburse the reasonable cost of such cooperation

         Subsidiary disclaims any assumption or other responsibility for the liabilities and continuing obligations of BMCA, other than those expressly assumed herein or in the Subsidiary Guaranties and Supplemental Indentures executed by it and attached to the Reorganization Agreement and shall be indemnified against such liabilities and obligations by BMCA to the extent provided in Section 4.2 of the Reorganization Agreement.

5.       Further Documentation
         ---------------------

         BMCA agrees to execute, upon the request of Subsidiary, such other and further specific documents as may be reasonably required to evidence the title of Subsidiary and its right to use the Assets in its business including, but not limited to, any instruments necessary or appropriate to record or register title to such Assets or to evidence the consent or approval of government agencies or other third parties to the exercise by Subsidiary of the rights of Subsidiary with respect to such Assets.

         IN WITNESS WHEREOF, this Assignment and Assumption Agreement is executed as of January 1, 1999.

                           BUILDING MATERIALS CORPORATION OF AMERICA



                           By:
                              -------------------------------------------------
                              Name:
                              Title:


                           BUILDING MATERIALS MANUFACTURING CORPORATION


                           By:
                              -------------------------------------------------
                              Name:
                              Title: